   As filed with the Securities and Exchange Commission on February 5, 2001
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                   ZILA, INC.
             (Exact name of Registrant as specified in its charter)

                Delaware                                86-0619668
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

5227 North 7th Street, Phoenix, Arizona                  85014
(Address of Principal Executive Offices)               (Zip Code)

                          1997 Stock Option Award Plan
                              (Full title of plans)

                                Mr. Joseph Hines
                                   Zila, Inc.
                              5227 North 7th Street
                             Phoenix, Arizona 85014
                     (Name and address of agent for service)

                                 (602) 266-6700
          (Telephone number, including area code, of agent for service)

      The Commission is requested to send copies of all communications to:

                        Christian J. Hoffmann, III, Esq.
                        Quarles & Brady Streich Lang LLP
                                 Renaissance One
                            Two North Central Avenue
                           Phoenix, Arizona 85004-2391
                                 (602) 229-5336

                         CALCULATION OF REGISTRATION FEE

                                                                Proposed
                                                                Maximum         Proposed Maximum       Amount of
                                          Amount to be       Offering Price    Aggregate Offering    Registration
Title of Securities to be Registered       Registered         Per Share(1)          Price(1)              Fee
------------------------------------       ----------         ------------          --------              ---
Common Stock, $.001 par value               2,000,000          $2.96875          $5,937,500            $1,484.38

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock as quoted on the Nasdaq National Market on February 1, 2001.

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 2,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of Zila, Inc., a Delaware corporation (the "Registrant"), issuable pursuant to the Company's 1997 Stock Option Award Plan. The Registrant's previously filed Registration Statement on Form S-8 (No. 333- 42769), as filed with the Securities and Exchange Commission (the "Commission") on December 19, 1997, is hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

              The following documents are hereby incorporated by reference into this Prospectus: (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 2000; (b) the Registrant's Quarterly Report on Form 10-Q for the period ended October 31, 2000, and (c) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Act of 1934.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.


Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              The Registrant's Bylaws require the Registrant to indemnify its directors and officers to the full extent provided by Delaware law. The Registrant has also entered into separate indemnification agreements with its directors and officers which would require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from fraud, actual dishonesty, willful misconduct, or violation of Section 16(b) of the Securities Exchange Act of 1934. The agreements would also require the Registant to advance directors and officers' expenses in certain circumstances.

              The Registrant currently maintains directors' and officers' liability insurance.

Item 8.       EXHIBITS.

                                  EXHIBIT LIST

   Exhibit Number                                        Description                                       Notes
   --------------                                        -----------                                       -----
         5                Form of opinion rendered by Quarles & Brady Streich Lang LLP, counsel              *
                          for the registrant

        23.1              Consent of Deloitte & Touche LLP                                                   *

        23.2              Consent of Quarles & Brady Streich Lang LLP (See Exhibit 5)

        99.1              1997 Stock Option Award Plan, as amended                                           *

        99.2              Form of Stock Option Award Agreement                                              (1)

* Filed Herewith

(1) Filed with Registration Statement (No. 333-42769) on Form S-8 filed December 19, 1997.


Item 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Zila, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix and State of Arizona on February 2, 2001.

                              ZILA, INC.,
                              a Delaware corporation

                              By  /s/ Bradley C. Anderson
                                  Bradley C. Anderson
                                  Vice President and Chief Financial Officer
                                  (Principal Accounting Officer)


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                 Signature and Title                                Date
                 -------------------                                ----

/s/ Joseph Hines                                               January 31, 2001
--------------------------------------------------
Joseph Hines, Chairman of the Board, President and
Chief Executive Officer




/s/ Bradley C. Anderson                                        January 31, 2001
--------------------------------------------------
Bradley C. Anderson, Vice President and Chief
Financial Officer




 /s/ Carl A. Schroeder                                         January 31, 2001
--------------------------------------------------
Carl A. Schroeder, Director




 /s/ Michael S. Lesser                                         January 31, 2001
--------------------------------------------------
Michael S. Lesser, Director




 /s/ Curtis M. Rocca III                                       January 31, 2001
--------------------------------------------------
Curtis M. Rocca III, Director

 /s/ Christopher D. Johnson                                    January 31, 2001
--------------------------------------------------
Christopher D. Johnson, Director





 /s/ Kevin J. Tourek                                           January 31, 2001
--------------------------------------------------
Kevin J. Tourek, Director

                                  EXHIBIT INDEX

   Exhibit Number                                        Description                                       Notes
   --------------                                        -----------                                       -----
         5                Form of opinion rendered by Quarles & Brady Streich Lang LLP, counsel              *
                          for the registrant

        23.1              Consent of Deloitte & Touche LLP                                                   *

        23.2              Consent of Quarles & Brady Streich Lang LLP (See Exhibit 5)

        99.1              1997 Stock Option Award Plan, as amended                                           *

        99.2              Form of Stock Option Award Agreement                                              (1)

* Filed Herewith

(1) Filed with Registration Statement (No. 333-42769) on Form S-8 filed December 19, 1997.